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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                           ________________________

                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of Earliest Event Reported): October 25, 2001

                              Kronos Incorporated

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              (Exact Name of Registrant as Specified in Charter)

                                 Massachusetts

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                (State or Other Jurisdiction of Incorporation)

               0-20109                                   04-2640942

      -------------------------             ------------------------------------

      (Commission File Number)              (I.R.S. Employer Identification No.)

        297 Billerica Road
     Chelmsford, Massachusetts                             01824

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(Address of Principal Executive Offices)                 (Zip Code)

                                (978) 250-9800

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             (Registrant's Telephone Number, Including Area Code)

                                _______________

         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

     Kronos Incorporated (the "Registrant") is filing this Current Report on Form 8-K for the purpose of filing with the Securities and Exchange Commission as an exhibit hereto the Registrant's press release, dated October 25, 2001, announcing the declaration of a 3-for-2 stock split of the Registrant's Common Stock, par value $0.01 per share (the "Common Stock"), in the form of a 50% Common Stock dividend. The Common Stock dividend will be paid on or about November 15, 2001 to all holders of record as of the close of business on November 5, 2001 (the "Record Date").

     The Registrant will not issue fractional shares of Common Stock in connection with the stock split and any holder of Common Stock who would otherwise be entitled to a fractional share will be paid an amount equal to the value of such fractional share interest based on the last reported sale price per share (at the 4:00 p.m. eastern standard time end of regular trading hours) of the Common Stock on the Record Date on the Nasdaq National Market.

     A copy of the Press Release issued in connection with the declaration of a 3-for-2 stock split in the form of a 50% Common Stock dividend is attached to this Current Report on Form 8-K as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Financial Statements of Businesses Acquired

          Not Applicable.

     (b)  Pro Forma Financial Information

          Not Applicable.

     (c)  Exhibits

          99.1 Press Release, dated October 25, 2001, issued in connection with the declaration of a 3-for-2 stock split in the form of a 50% Common Stock dividend.

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                                   SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              KRONOS INCORPORATED


Date:  October 26, 2001       By: /s/ Paul A. Lacy
                                 ----------------------------
                              Paul A. Lacy
                                 Vice President, Administration
                                 Treasurer and Clerk

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                                 EXHIBIT INDEX

Exhibit No.    Description
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99.1           Press Release, dated October 25, 2001, issued in connection with the declaration of a 3-for-2 stock split in the form of a 50%
               Common Stock dividend.

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